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                                                                EXHIBIT 5.1

             [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]

                             October 16, 1997

Somnus Medical Technologies, Inc.

285 N. Wolfe Road

Sunnyvale, CA 94086

  Re: Registration Statement on Form S-1

Ladies and Gentlemen:

  We have examined the Registration Statement on Form S-1 (File No. 333-35401) filed with the Securities and Exchange Commission on September 11, 1997 (as amended by Amendment No. 1 thereto filed on October 16, 1997, as such may be amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 4,600,000 shares of Common Stock of Somnus Medical Technologies, Inc. (the "Shares"). The Shares, which include up to 600,000 shares of Common Stock issuable pursuant to an over-allotment option granted to the underwriters, are to be sold to the underwriters as described in such Registration Statement for the sale to the public or issued to the Representatives of the underwriters. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

  It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

  We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part hereof, and any amendment thereto.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI

                                        Professional Corporation

                                        /s/ Wilson Sonsini Goodrich & Rosati